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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 2004, Except for Note 2, as it relates to research costs and expenses, as to which the date is April 26, 2004 in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-113062) of Sangamo BioSciences, Inc. related to the sale of common stock and warrants with proceeds of up to $30 million.

/s/ ERNST & YOUNG LLP

Palo Alto, California
April 26, 2004

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS